Exhibit 10.2

Execution Version

SECURITY AGREEMENT

by and among

AIRSPAN NETWORKS Inc.,
as a Grantor

and

AIRSPAN NETWORKS HOLDINGS INC.,
as Holdings and as a Grantor

and

CERTAIN OF THEIR DOMESTIC SUBSIDIARIES,

as Grantors,

and

DBFIP ANI LLC,

as Collateral Agent

Dated as of April 8, 2024

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SCHEDULES

Schedule 1	Investment Property
Schedule 2	Filings Required to Perfect Security Interests
Schedule 3	Intellectual Property and Licenses
Schedule 4	Commercial Tort Claims
Schedule 5	Securities, Commodity and Deposit Accounts
Schedule 6	Letter-Of-Credit Rights
Schedule 7	Government Contracts
Schedule 8	Equipment and Inventory

EXHIBITS

Exhibit A	Form of Copyright Security Agreement
Exhibit B	Form of Patent Security Agreement
Exhibit C	Form of Trademark Security Agreement

ANNEXES

Annex I	Form of Security Agreement Supplement

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SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of April 8, 2024 (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time, this “Agreement”), is made by and among AIRSPAN NETWORKS INC., a Delaware corporation (“Airspan”), AIRSPAN NETWORKS HOLDINGS INC., a Delaware corporation (“Holdings”), AIRSPAN IP HOLDCO, LLC, a Delaware limited liability company (“Airspan IP Holdco”), and AIRSPAN NETWORKS (SG) INC., a Delaware corporation (“Airspan (SG)” and together with Airspan, Holdings, Airspan IP Holdco, and any other entity that may become a party hereto from time to time as a grantor as provided herein, collectively, the “Grantors” and each, a “Grantor”), each of which is a debtor and debtor-in-possession under the Chapter 11 Cases (as defined below), in favor of DBFIP ANI LLC, a Delaware limited liability company (“Fortress”) as administrative agent, collateral agent and trustee for itself and the other Secured Parties (as defined in the DIP Credit Agreement referred to below) (Fortress, in such capacities, together with its successors and permitted assigns in such capacities, the “Collateral Agent”). Capitalized terms used herein shall have the meanings given such terms in the DIP Credit Agreement.

RECITALS

WHEREAS, on March 31, 2024 (the “Petition Date”), the Borrower, Holdings and the other Grantors (each a “Debtor” and collectively, the “Debtors”) filed voluntary petitions with the Bankruptcy Court commencing their respective cases that are pending under Chapter 11 of the Bankruptcy Code (each such case, a “Chapter 11 Case” and collectively, the “Chapter 11 Cases”) and have continued in the possession of their assets and the management of their business pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

WHEREAS, the Grantors, the financial institutions party thereto as lenders and Fortress, as the Collateral Agent, are parties to a Senior Secured Superpriority Debtor-in-Possession Term Loan Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “DIP Credit Agreement”).

WHEREAS, the execution and delivery of this Agreement and the performance thereunder by the Grantors and the grant of a security interest, pledge and Lien on all of the Collateral (as hereinafter defined) of the Grantors and the proceeds thereof to secure the Obligations have been authorized pursuant to the Bankruptcy Code by the Interim Order and, after the entry thereof by the Bankruptcy Court, will have been so authorized by the Final Order, and such Liens shall have the priority as set forth in the Orders.

WHEREAS, the Grantors are entering into this Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the DIP Credit Agreement and to secure the Obligations.

NOW, THEREFORE, in consideration of the premises and to supplement the Orders, without in any way diminishing or limiting the effect of the Orders or the security interest, pledge and Lien granted thereunder to secure the Obligations, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and Lien as set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.01 Definitions. Unless otherwise defined herein, the following terms which are defined in the UCC are used herein as so defined: Account, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Document, Equipment, Farm Product, Financial Asset, Fixture, General Intangible, Goods, Instrument, Inventory, Letter of Credit, Letter-of-Credit Right, Payment Intangible, Proceeds, Securities Account, Securities Intermediary, Supporting Obligation and Uncertificated Securities. All other terms used herein without definition which are not defined in the DIP Credit Agreement, as the context may require, shall have the definitions given therefor in the UCC. The following terms shall have the following meanings:

“Assigned Agreements” shall have the meaning set forth in Section 2.01.

“Closing Date” means April 8, 2024.

“Collateral” shall have the meaning set forth in Section 2.01.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Sections 5.01 or 5.04.

“Collateral Agent” shall have the meaning set forth in the recitals hereto.

“Contract” shall have the meaning given such term in the UCC, excluding Intellectual Property, Copyright Licenses, Trademark Licenses, and Patent Licenses.

“Contract Rights” shall mean all of the rights of any Grantor under any Contract (including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to any agreement, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under any agreement and (iv) the right of such Grantor to terminate any agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder).

“Copyright Licenses” shall mean any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 3(b)), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyright Security Agreement” shall mean a copyright security agreement substantially in the form of Exhibit A hereto, or otherwise in form and substance reasonably acceptable to the Collateral Agent, as the same may be amended, restated, amended and restated, supplemented, or modified from time to time.

“Credit Documents” means “Loan Documents” as defined in the DIP Credit Agreement.

“Default” means a “Default” (or a similar event, however denominated) as defined in the DIP Credit Agreement.

“Deposit Account” shall have the meaning set forth in the UCC and, in any event, include, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“DIP Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Domain Names” means all Internet domain names, URLs, social media sites and accounts, and all content and information contained within or associated therewith listed on Schedule 3(a).

“Event of Default” means an “Event of Default” as defined in the DIP Credit Agreement.

“Government Contract” means any contract or subcontract to which a Grantor or any of its Subsidiaries is a party and a counterparty is a Governmental Authority and such contract involves in part the performance of services or the delivery of goods by or on behalf of a Grantor or any of its Subsidiaries.

“Grantor” shall have the meaning set forth in the recitals hereto.

“Grantor Confidential Information” shall have the meaning set forth in Section 3.09(g).

“Grantor IP Agreements” shall have the meaning set forth in Section 3.09(a).

“Grantor Material IP” shall have the meaning set forth in Section 3.09(a).

“Guarantors” shall mean, collectively, each Grantor other than the Borrower.

“Intellectual Property” means all intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, License, Trade Secret, customer list, marketing plan, Domain Name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.

“Intellectual Property Security Agreement” shall mean a Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement, as applicable.

“Intercompany Note” shall mean any promissory note evidencing loans or other extensions of credit made by any Grantor to Holdings, Borrower, or any other Grantor or any Subsidiary or parent of any Grantor.

“Investment Property” shall mean, collectively, (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (b) whether or not constituting “investment property” as so defined, all Pledged Debt and all Pledged Stock.

“Issuers” shall mean, collectively, each issuer of any Investment Property.

“IT Systems” shall have the meaning set forth in Section 3.09(l).

“Material IT Breach” shall have the meaning set forth in Section 4.06(l).

“Orders” shall mean individually or collectively, as the context may require, the Interim Order and the Final Order.

“Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3(b).

“Patent Security Agreement” shall mean (a) each patent security agreement executed by a Grantor in favor of the Collateral Agent prior to the date hereof, and (b) any other patent security agreement executed on or after the Closing Date in substantially the form of Exhibit B hereto, or otherwise in form and substance reasonably acceptable to the Collateral Agent, in each case as amended, restated, amended and restated, supplemented, or modified from time to time.

“Perfection Requirement” shall have the meaning set forth in Section 3.03(a).

“Pledged Account Bank” shall have the meaning set forth in Section 4.03(c).

“Pledged Debt” shall mean all Indebtedness (including the promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor) from time to time owed to any Grantor by any obligor, and all interest, cash, instruments and other property, assets or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness and all certificates, instruments or agreements evidencing such Indebtedness, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Pledged Entity” shall mean each now existing or hereafter acquired Subsidiary, the Equity Interests of which are required under the Collateral and Guarantee Requirements and the other provisions of the Credit Documents to be pledged hereunder.

“Pledged Interests” shall mean, collectively, Pledged Debt, Pledged Stock, all other “Securities” (as defined in Article 8 of the UCC) and security entitlements in respect of any of the foregoing.

“Pledged Partnership/LLC Agreement” shall have the meaning given in Section 4.04(d)(i).

“Pledged Stock” shall mean all shares of Equity Interests, including those in each Pledged Entity, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that Pledged Stock shall not include any Equity Interests that are Excluded Assets for so long as such Equity Interests remain Excluded Assets.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Obligations” shall mean “Obligations” as defined in the DIP Credit Agreement.

“Secured Parties” shall have the meaning set forth in the recitals hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Termination Date” shall mean the date on which the Loans and the other Secured Obligations shall have been finally and irrevocably paid in full in cash (or cash collateralized in a manner satisfactory to the Collateral Agent) and (b) the Term Loan Commitments have been terminated.

“Third Party Confidential Information” shall have the meaning set forth in Section 3.09(g).

“Trademark Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3(b).

“Trademark Security Agreement” shall mean (a) each trademark security agreement executed by a Grantor in favor of the Collateral Agent prior to the date hereof, and (b) any other trademark security agreement executed on or after the Closing Date in substantially the form of Exhibit C hereto, or otherwise in form and substance reasonably acceptable to the Collateral Agent, in each case as amended, restated, amended and restated, supplemented, or modified from time to time.

SECTION 1.02 Other Definitional Provisions. The provisions of Section 1.01 and 1.02 of the DIP Credit Agreement, as the context may require, shall be incorporated by reference herein mutatis mutandis.

ARTICLE II

GRANT OF SECURITY INTEREST

SECTION 2.01 Collateral. Without limitation to the security interests and Liens provided in the Orders, each Grantor hereby pledges, collaterally assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, in each case subject to the entry by the Bankruptcy Court of the Interim Order (as the same may be amended, supplemented or otherwise modified by the Final Order), a lien on and a security interest in, all of the following, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, wherever located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all the Secured Obligations:

(a) all Accounts and accounts receivable;

(b) all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(c) all Commercial Tort Claims, including without limitation those listed on Schedule 4 or described in any notice sent pursuant to Section 4.08;

(d) all Commodity Accounts, Deposit Accounts and Securities Accounts;

(e) all Contracts, including, but not limited to each swap contract to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”) and all Contract Rights arising thereunder;

(f) all Documents;

(g) all Equipment;

(h) all Financial Assets;

(i) all Fixtures;

(j) all General Intangibles (including franchise rights);

(k) all Goods;

(l) all Instruments;

(m) all Intellectual Property, Copyright Licenses, Patent Licenses and Trademark Licenses;

(n) all Inventory;

(o) all Investment Property (including, for the avoidance of doubt, all Equity Interests, interest in the limited liability company, or membership interests of each Issuer owned by such Grantor, all of such Grantor’s right to participate in the management of the business and affairs of each such Issuer or otherwise control each such Issuer, and all of such Grantor’s rights as a shareholder or member of each such Issuer);

(p) all Letters of Credit, Letter-of-Credit Rights and Payment Intangibles;

(q) all money, cash and Cash Equivalents;

(r) subject to entry of the Final Order, Avoidance Proceeds;

(s) all DIP Collateral (as defined in the Orders);

(t) all distributions, monies, fees, payments, compensations and proceeds now or hereafter becoming due and payable with respect to the Pledged Stock and the Pledged Debt, whether payable as profits, distributions, asset distributions, repayment of loans or capital or otherwise;

(u) all other property not otherwise described above (except for any property specifically excluded from any other clause in this section, and any property specifically excluded from any defined term used in any clause of this section);

(v) all insurance payments, proceeds, refunds, and premium rebates (including, without limitation, with respect to fire and credit insurance), whether or not any of such payments, proceeds, refunds, and premium rebates arise out of any of the foregoing and whether or not the Collateral Agent is the lender loss payee or loss payee thereof, and all other payments, proceeds, refunds and premium rebates with respect to any indemnity, warranty or guaranty by reason of loss or damage to or otherwise with respect to the Collateral;

(w) all books, records, and information pertaining to the Collateral and/or to the operation of any Grantor’s business, and all rights of access to such books, records, and information;

(x) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of, and all income, royalties and other payments now or hereafter due and payable with respect to, any and all of the foregoing and all collateral security, liens, guarantees, rights, remedies and privileges given by any Person with respect to any of the foregoing; and

(y) subject to the Orders, all other unencumbered property, which was unencumbered prior to the date hereof of each Grantor;

provided that, notwithstanding any of the foregoing, no Lien or security interest is hereby granted on any Excluded Asset; provided, further, that if and when any property shall cease to be an Excluded Asset, a Lien on and security interest in such property shall be deemed granted therein to the Collateral Agent, for the benefit of the Secured Parties. Each of the Grantors agree to cooperate in execution of applicable Security Agreements for any property that ceases to be an Excluded Asset.

The Collateral Agent is further authorized, and each Grantor hereby grants the Collateral Agent with all rights, to file with the United States Patent and Trademark Office, the United States Copyright Office (subject to the limitations set forth in Section 6.12 of the DIP Credit Agreement), Copyright Security Agreements, Patent Security Agreements, and Trademark Security Agreements, substantially in the forms attached hereto as Exhibit A, Exhibit B, and Exhibit C, respectively, and such other documents as may reasonably be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by each Grantor in such Grantor’s Patents, Trademarks and Copyrights, and naming such Grantor or the Grantors as debtors and the Collateral Agent as Secured Party, and, where required, executed by such Grantor or Grantors.

The security interest provided for herein has also been granted pursuant to the Orders. This Agreement supplements the Orders without in any way diminishing or limiting the effects of the Orders or any Lien, claim or security interest granted thereunder. In the event of a direct conflict between the terms of this Agreement and the Orders, the terms of the Orders shall control.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Subject to the Orders, each Grantor hereby represents and warrants to each Secured Party that:

SECTION 3.01 [Reserved].

SECTION 3.02 Title; No Other Liens; Binding Obligation. Upon entry of the Interim Order and subject to the Orders, each Grantor has good and valid rights in, and the power to transfer, the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens granted to the Collateral Agent, Permitted Liens and Liens granted by the Orders. No financing statement or other public notice or record of a Lien with respect to all or any part of the Collateral is on file or of record in any public office, except (a) such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, and (b) Liens that are expressly permitted by the terms of the DIP Credit Agreement or granted by the Orders. This Agreement is, and when executed and delivered will be, the legal, valid and binding obligation of each Grantor, enforceable against such Grantor in accordance with its terms.

SECTION 3.03 Perfected Priority Liens.

(a) Except as otherwise required by the Orders and will be taken on or before the Closing Date, no other authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for (i) the due execution, delivery and performance by any Grantor of this Agreement, (ii) the grant by any Grantor of the security interest purported to be created hereby in the Collateral under the terms of this Agreement or (iii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except, in the case of this clause (iii), as may be required in connection with any sale of any Pledged Interests by laws affecting the offering and sale of securities generally. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for the perfection of the security interest purported to be created hereby in the Collateral under the terms of this Agreement but subject to the limitations on perfection contained in the DIP Credit Documents, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule 2 hereto, all of which financing statements, upon the due filing thereof, will be in full force and effect, (B) with respect to the perfection of the security interest created hereby in the United States, Intellectual Property and Licenses, for the recording of the Copyright Security Agreement, the Trademark Security Agreement and/or Patent Security Agreement, substantially in the form of in the form of Exhibits A, B and C, as applicable, in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, as described on Schedule 2, (C) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, for registrations and filings in jurisdictions located outside of the United States and covering rights in usch jurisdictions relating to such foreign Intellectual Property and Licenses, (D) the entry of the Interim Order or, if applicable, the Final Order, (E) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions, (F) the Collateral Agent’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral and (G) the delivery and recordation of each document or other record included in the Collateral and Guarantee Requirements in the DIP Credit Agreement with respect to the Real Estate Assets (subclauses (A) - (G), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(b) This Agreement, upon execution and delivery, creates a legal, valid and enforceable security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral, as security for the Secured Obligations. The Perfection Requirements, to the extent requested by the Collateral Agent and satisfied, result in the perfection of such security interests in the Collateral to the extent such Perfection Requirements are required by the terms of this Agreement and the DIP Credit Agreement. To the extent required by the Collateral and Guarantee Requirements, such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected security interests, subject in priority as set forth in the Orders. Subject to Section 6.26 of the DIP Credit Agreement and the limitations set forth in this Agreement, such Perfection Requirements and such other actions necessary or desirable to perfect and protect such security interests in the Collateral have been made or taken to the extent reasonably requested or required by the Collateral Agent and in the manner contemplated by and subject to the limitations contained in the Collateral and Guarantee Requirements.

SECTION 3.04 Perfection Certificate; Jurisdiction of Organization; Chief Executive Office. Each Grantor shall have delivered to the Collateral Agent a Perfection Certificate dated as of the Closing Date in accordance with Section 3.01(k)(ii) of the DIP Credit Agreement. Each Grantor represents and warrants to the Secured Parties as follows: (a) such Grantor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) such Grantor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth such Grantor’s organizational identification number or accurately states that such Grantor has none, (d) the Perfection Certificate accurately sets forth such Grantor’s place of business or, if more than one, its chief executive office, as well as such Grantor’s mailing address, if different, and (e) all other information set forth on the Perfection Certificate pertaining to such Grantor is accurate and complete in all material respects. Each Grantor represents and warrants that, to the extent any Intellectual Property Security Agreements have been executed by the applicable Grantors in favor of the Collateral Agent, such Intellectual Property Security Agreements contain descriptions of all Collateral that consists of material United States federally issued Patents (and material Patents for which United States federal registration applications are pending), material United States federally registered Trademarks (and material Trademarks for which United States federal registration applications are pending) and material United States federally registered Copyrights (and material Copyrights for which United States federal registration applications are pending), and such Intellectual Property Security Agreements have been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest (or, in the case of Patents and Trademarks, notice thereof) in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Collateral consisting of such Intellectual Property as of the Closing Date in which a security interest may be perfected and notice thereof given by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the security interest with respect to any Collateral consisting of material United States federally issued, registered or pending Patents, Trademarks and Copyrights acquired or developed after the Closing Date). The security interest against Intellectual Property herein constitutes (i) a legal and valid security interest in all such Intellectual Property securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Schedule II, if requested by and made by the Collateral Agent, as a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) pursuant to the Uniform Commercial Code or other applicable Law (including Bankruptcy Code) in such jurisdictions and (iii) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreements with the United States Patent and Trademark Office, the United States Copyright Office, and to the extent required by the terms of the DIP Credit Agreement and requested by the Collateral Agent, such other equivalent Governmental Authorities in such other jurisdictions outside of the United States required by the terms of the DIP Credit Agreement, as applicable.

SECTION 3.05 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

SECTION 3.06 Investment Property.

(a) Schedule 1 sets forth a complete and accurate list of all Pledged Stock pledged by each Grantor hereunder for which the Grantors are required to take perfection steps in accordance with the Collateral and Guarantee Requirements. The Pledged Stock constitutes all issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor which is required to be pledged pursuant to the terms of the DIP Credit Agreement and the Orders and perfected pursuant to the Collateral and Guarantee Requirements; it being understood that any ongoing requirement to take perfection steps with respect to such Equity Interests shall be subject to and limited by the terms of the Collateral and Guarantee Requirements. Except as otherwise required by the Orders, each Grantor has delivered or shall deliver within ten (10) Business Days after the Closing Date (or such longer period as the Collateral Agent shall agree in its sole discretion) (or within five (5) Business Days after the date such Grantor becomes a party to this Agreement, as applicable, or such longer period as the Collateral Agent shall agree in its sole discretion) all Certificated Securities constituting Collateral held by such Grantor in a Subsidiary on the Closing Date (or the date such Grantor becomes a party to this Agreement, as applicable) to the Collateral Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Collateral Agent in accordance with Section 4.04 below and (assuming possession by the Collateral Agent) the Collateral Agent acting on behalf of the Secured Parties has a Lien in such Pledged Stock subject in priority as set forth in the Orders, subject in each case to the Collateral and Guarantee Requirements and the Orders.

(b) With respect to any Subsidiary of any Grantor that is

(i) a corporation, business trust, joint stock company or similar Person, all Pledged Stock issued by such Subsidiary is duly authorized and validly issued, fully paid and non-assessable, and, with respect to each Domestic Subsidiary, represented by a certificate or certificates; and

(ii) a partnership or limited liability company, no Equity Interests issued by such Subsidiary (A) are dealt in or traded on securities exchanges or in securities markets, (B) with respect to any Domestic Subsidiary, expressly provide that such Equity Interests are securities governed by Article 8 of the UCC or (C) are held in a Securities Account, except, with respect to this Section 3.06(b)(ii), Equity Interests (x) for which the Collateral Agent is the registered owner or (y) with respect to which the Issuer has agreed in an authenticated record with such Grantor and the Collateral Agent to comply with any instructions of the Collateral Agent without the consent of such Grantor following the occurrence of an Event of Default.

(c) With respect to Certificated Securities received after the Closing Date, subject to the Orders, the applicable Grantor has and shall deliver all such Certificated Securities within five (5) Business Days after the date such Subsidiary becomes a Grantor or, as the context may require, within five (5) Business Days after the date which such Person becomes a party to this Agreement as an additional Grantor as and when required by Section 6.12 of the DIP Credit Agreement (or such longer period as the Collateral Agent may permit in its sole discretion), together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Collateral Agent.

(d) With respect to Uncertificated Securities constituting Collateral owned by any Grantor in a Subsidiary on the Closing Date (or the date such Grantor becomes a party to this Security Agreement, as applicable), subject to the Orders, such Grantor shall at the request of the Collateral Agent cause the Issuer thereof either to (i) register the Collateral Agent as the registered owner of such security or (ii) agree in an authenticated record with such Grantor and the Collateral Agent that such Issuer will comply with instructions with respect to such security originated by the Collateral Agent without further notice to or consent of such Grantor following the occurrence of an Event of Default.

(e) With respect to any Collateral that constitutes a security entitlement as to which the financial institution acting as Collateral Agent hereunder is not the securities intermediary, subject to the Orders, the relevant Grantor will at the request of the Collateral Agent use its commercially reasonable efforts to cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Collateral Agent as the entitlement holder thereof or (ii) to agree with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders originated by the Collateral Agent without further notice to or consent of such Grantor upon the occurrence and during the continuance of an Event of Default, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent. Subject to the Orders, the Collateral Agent shall have the right, effective immediately upon the occurrence and during the continuance of an Event of Default, without notice to any Grantor or any further consent of the Grantors, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Collateral consisting of Securities (the “Security Collateral”), without any indication that such Security Collateral is subject to the security interest hereunder, subject only to the revocable rights specified herein. Upon the request of the Collateral Agent, each Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder and by the Orders.

(f) The percentage of the issued and outstanding Pledged Stock of each Subsidiary pledged on the Closing Date by each Grantor hereunder and subject to perfection requirements pursuant to the Collateral and Guarantee Requirements is as set forth on Schedule 1 (and each delivery of Pledged Stock after the Closing Date shall be accompanied by a schedule describing such Pledged Stock, which schedule shall be attached hereto as Schedule 1 and made a part hereof and thereof and shall supplement any such prior Schedule 1 so delivered; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Stock).

(g) Schedule 1 sets forth a complete and accurate list of all Pledged Debt of the Grantors with an individual aggregate principal amount in excess of $1,000,000 (excluding any intercompany indebtedness) pledged by each Grantor hereunder as of the Closing Date (and each delivery of Pledged Debt after the Closing Date shall be accompanied by a schedule describing such Pledged Debt, which schedule shall be attached hereto as a supplement to Schedule 1 and made a part hereof and thereof and shall supplement any such prior Schedule 1 so delivered; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Debt). Any Pledged Debt issued by any Subsidiary of any Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. All certificates, agreements or instruments evidencing the Pledged Debt have been delivered (or will be delivered upon request of the Collateral Agent and upon giving effect to the Closing Date) to the Collateral Agent with allonges or transfer powers in blank or other instruments and documents as may be necessary or desirable or that the Collateral Agent may reasonably request (and assuming possession by the Collateral Agent) the Collateral Agent acting on behalf of the Secured Parties has a perfected security interest therein with the priority as set forth in the Orders, to the extent required by this Agreement (provided, however, that prior to the occurrence of an Event of Default, the Grantors shall not be required to deliver any individual instrument evidencing Pledged Debt in an amount less than $1,000,000 and after an Event of Default any and all instruments evidencing any Pledged Debt together with instruments and documents of transfer relating thereto shall be required to be delivered without further request of the Collateral Agent).

SECTION 3.07 Receivables. No Receivable of the Grantors is evidenced by promissory notes, letter-of-credit rights or other instruments for the Grantors that has not been endorsed, assigned or delivered to the Collateral Agent that is required to be delivered pursuant to the terms of this Agreement and the Orders; it being agreed and understood that prior to an Event of Default the Grantors shall only be required to deliver such notes and other instruments and endorsements to the extent that such note, instrument and/or endorsement evidencing such Receivable (or Receivables) is for an aggregate principal amount in excess of $1,000,000 individually.

SECTION 3.08 Contracts. No Contract of the Grantors is evidenced by promissory notes, letter-of-credit rights or other instruments that has not been endorsed, assigned or delivered to the Collateral Agent that is required to be delivered pursuant to the terms of this Agreement and the Orders; it being understood, that prior to an Event of Default the Grantors shall only be required to deliver notes, instruments or endorsements to the extent that such note, instrument or endorsement evidencing such Contract (or Contracts) is for an aggregate principal amount in excess of $1,000,000 individually.

SECTION 3.09 Intellectual Property

(a) Schedule 3(a) sets forth a complete and correct list of all Intellectual Property that is registered or subject of an application for registration with the U.S. Copyright Office, the U.S. Patent and Trademark Office or equivalent Governmental Authority in any other jurisdiction outside of the United States, in each case owned or purported by a Grantor to be owned by such Grantor in its own name as of the date hereof (collectively, the Intellectual Property scheduled on Schedule 3(a) and all material unregistered Intellectual Property (including Domain Names, proprietary software, and proprietary databases, datasets and data), the “Grantor Material IP”). Each Grantor owns all right, title and interests in all Intellectual Property required to be scheduled on Schedule 3(a) free and clear of all Liens except Permitted Liens and Liens granted by the Orders, and all such Intellectual Property is valid and subsisting. Schedule 3(b) sets forth a complete and correct list of all agreements under which: (i) a Grantor uses or has the right to use any Intellectual Property owned by a third party (other than commercially available off-the-shelf software); (ii) a Grantor has granted a license or sublicense to any third party to use any Intellectual Property (excluding any agreements under which a Grantor or a Subsidiary of a Grantor has licensed its products to customers, distributors, contract manufacturers, consultants or development partners in the ordinary course of business); and (iii) any material Intellectual Property is or has been developed for Grantor or assigned to Grantor (other than agreements with consultants, employees or any individual contractors engaged in connection with the development of Intellectual Property) (the agreements listed in subsections (i) through (iii) above, together with any agreements by which any material Intellectual Property is or has been developed by Grantor, collectively, the “Grantor IP Agreements”). No Grantor and, to each Grantor’s knowledge, no third party is in violation of any Grantor IP Agreement required to be listed in Schedule 3(b), and no Grantor has received any written notice of termination or cancellation under any Grantor IP Agreement.

(b) Except as set forth on Schedule 3(a), there are no pending proceedings or notice by any third party of any information challenging the validity or ownership of, and no holding, decision or judgment that has been rendered by any Governmental Authority exists which invalidates (in whole or in part) or diminishes any Grantor’s rights in, any registered Intellectual Property material to the conduct of the Grantors’ businesses.

(c) Grantor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Grantor Material IP in full force and effect.

(d) The Grantors have sufficient rights in all of the Intellectual Property used in, held for use in, or necessary (A) to provide, sell and/or license the products and/or services currently provided, sold and/or licensed by the business of the Grantors, and (B) to otherwise conduct the business of the Grantors as it is presently conducted and as presently contemplated to be conducted. Subject to the Orders, the consummation of the transactions contemplated hereby will not alter or impair any such Intellectual Property rights, including any right of any Grantor to use or license any Intellectual Property owned by third parties.

(e) To the knowledge of each Grantor, the conduct or operation of the business of each Grantor or its products or services do not (A) infringe, misappropriate, interfere with, or otherwise violate the intellectual property of any third party or (B) constitute unfair competition or violate any trade practices under the laws of any jurisdiction, and except as set forth in Schedule 3(a), no third party has made any claims asserting any of the foregoing within the last three (3) years prior to the date of this Agreement. To the knowledge of the Grantors, there are no facts or circumstances that could reasonably give rise to any claim that the Grantors do not have the exclusive, legal right to own, enforce, sell, encumber, license, sublicense, lease or otherwise use or transfer any Grantors Material IP, nor has any third party made any claim asserting any of the foregoing within the six (6) years prior to the date of this Agreement. Except as set forth in Schedule 3(a), the Grantors have not in the past two (2) years prior to the date of this Agreement sent or otherwise communicated to any third party any (I) claim of infringement, misappropriation, misuse, interference with, or violation of, and there is not any, present, impending or threatened infringement, misappropriation, misuse, interference with, or other violation of, any Grantor Material IP by any third party, or (II) assertion of unfair competition or violation of trade practices under the laws of any jurisdiction by any third party that relates to the business of the Grantors.

(f) No Grantor Material IP was developed, created, or modified with any funding from any governmental entity or any academic institution. No person who was involved in, or who contributed to, the creation or development of any Grantor Material IP, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect any Grantor’s rights any Grantor Material IP or restrict the manner in which rights are currently used or contemplated to be used in the operation of the any Grantor’s business.

(g) The Grantors have taken all commercially reasonable measures and have reasonable policies and internal procedures (as necessary and/or as required by applicable law), to maintain and protect the confidentiality of all proprietary and/or confidential information and trade secrets, including all proprietary algorithms, databases, datasets, and other data, proprietary software source code (if any), and all other material proprietary and confidential information of any Grantor, including personally identifiable information maintained by of for the Grantors (collectively, the “Grantor Confidential Information”). The Grantors have not made any Grantor Confidential Information available to any third party except with proper authorization and pursuant to written confidentiality agreements or where the recipient of such information effectively obligated themselves with respect to non-disclosure and non-use; all use, disclosure or appropriation of any proprietary and/or confidential information and trade secrets, including all proprietary algorithms, databases, datasets, and other data, proprietary software source code (if any) not owned by the Grantors (“Third Party Confidential Information”) that had been provided to the Grantors in relation to the business of the Grantors has been used pursuant to the terms of a written agreement between one or more Grantor and the owner of such Third Party Confidential Information, or is otherwise lawful. No Grantor has received in the past two (2) years before the date of this Agreement any notice from any third party that there has been an unauthorized use or disclosure of any Third Party Confidential Information in relation to the business of the Grantors.

(h) Except as set forth in Schedule 3(a), no former or current employee, consultant or independent contractor of the business of the Grantors has asserted in writing against the Grantors at any time in the past three (3) years before the date of this Agreement any claim or right to any of the Grantor Intellectual Property; and the Grantors have not hired or engaged any former or current employee, consultant or independent contractor of the business of the Grantors, which to the knowledge of the Grantors is in violation of any third party’s proprietary rights, and no third party has made any claim in writing against the Grantors or has filed any suit or action asserting any of the foregoing. Except as disclosed to the Collateral Agent prior to the Closing Date, each current and former employee, consultant and independent contractor of the business of the Grantors that has participated in or been involved in the development of any Grantor Material IP has entered into a valid and enforceable written agreement with the Grantors validly and presently assigning to the Grantors all such Intellectual Property created, developed, modified or enhanced by such person for the Grantors and prohibiting such person from using or disclosing any Grantor Confidential Information in any manner. To the knowledge of each Grantor, no current or former employee, consultant or independent contractor is in violation of any term of any such agreement, including any Intellectual Property disclosure or assignment agreement or any other contract or agreement relating to the relationship of any such current or former employee, consultant or independent contractor with the business of the Grantors.

(i) Each of the Grantor IP Agreements is valid and binding on the applicable Grantor and the respective other party thereto in accordance with its terms and is in full force and effect. No breach or default (or event which with notice or lapse of time or both would result in a breach or default) by such Grantor or, to the knowledge of such Grantor, the other party exists or has occurred in the past six (6) years prior to the date of this Agreement under any Grantor IP Agreement or other agreement pursuant to which such Grantor uses or has rights to Intellectual Property, and such Grantor is not in receipt of any communication regarding the same nor has such Grantor provided any communication regarding the same which is pending at the date of this Agreement to any other party. The consummation of this Agreement will not violate or conflict with or constitute a breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) or result in a payment due any party or forfeiture under any such Grantor IP Agreement or other agreement or other rights to any Intellectual Property. The Grantors are not using any Intellectual Property supplied by any governmental entity or any other third party for any purpose or in any manner that is outside the scope of the rights provided in the applicable Contract with such governmental entity or any other third party.

(j) The Grantors do not distribute to their customers or otherwise use any software associated with any open source software licenses that require any Grantor, under the terms of such open source software license, (i) to make available to the customer or any other third party any proprietary source code of the Grantor; or (ii) to grant permission to such customer or any other third party for creating modifications to or derivative works of any Grantor proprietary source code. Other than to authorized employees and contractors, or to customers (pursuant to obligations to deposit source code into escrow for the benefit of customers) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any third party of any proprietary software source code owned or exclusively licensed by the Grantors. No product, system, program or software module associated with any software owned by the Grantors that was distributed, licensed, or otherwise made available by, the Grantors to any third party, contains any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of an authorized representative of the business of the Grantors or at the request of a customer to which any proprietary software owned by the Grantors was licensed.

(k) Each Grantor is in actual possession of and has sufficient control and rights over, and has complete, valid and enforceable rights to use without restriction, a complete and correct copy of all proprietary source code, netlists, mask works, algorithms, data, data sets and databases used in, held for use in, or necessary for the conduct of the business of the Grantors including, in each case, that of its employees and customers.

(l) All information technology systems (“IT Systems”) owned or used by the Grantors are sufficient for the needs of each location of the business of the Grantors as currently conducted and as contemplated to be conducted, in sufficiently good working condition to effectively perform all information technology operations and include a sufficient number of license seats for all software, and are fully functional and operate and run in a reasonable and efficient business manner, and, to the knowledge of the Grantors, free from any material defect, bug, virus or programming, design or documentation error or corruptant or other software routines or hardware components that permit unauthorized access or the unauthorized disablement or erasure of such. There has been, in the past two (2) years before the date of this Agreement: (A) no material disruption, interruption, breakdown, failure, continued substandard performance, outage, or other adverse events affecting the IT Systems that have caused a material disruption to the operation of the business of the Grantors, (B) no material part of the IT Systems has been prone to repeated material malfunction or error, and (C) no unauthorized intrusions or breaches of security of the IT Systems. Each Grantor has implemented and maintained its IT Systems with adequate information security controls, regularly tested and fully encrypted backup systems, and disaster recovery and business continuity practices.

(m) Each Grantor has complied in all material respects with applicable Laws and their respective internal privacy policies relating to the use, collection, storage, disclosure and transfer of any personally identifiable information collected, accessed or obtained by such Grantor or by third parties having authorized access to the records of the Grantor. Each such Grantor is in material compliance with all of the terms of all Contracts to which the Grantor is a party relating to the use, collection, storage, disclosure and transfer of any personally identifiable information collected, accessed or obtained by the Grantor or by third parties having authorized access to the records of the Grantor. Each of the Domain Names and other Internet websites, accounts and pages owned or operated by such Grantor has in the past six (6) years maintained a publicly posted privacy policy that describes the Grantor’s practices with respect to the collection, use and disclosure of personally identifiable information and that complies in all material respects with all applicable Laws. The execution, delivery and performance of this Agreement will comply with all applicable laws relating to privacy, security and data protection and with such Grantor’s privacy policies. Such Grantor has not in the past six (6) years received a written complaint regarding the Grantor’s use, collection, storage, disclosure or transfer of personally identifiable information. Each Grantor has implemented and maintains a security plan that is customary and reasonable for their industry that (i) identifies internal and external risks to the security of any personally identifiable information, in the Grantor’s possession, custody or control, (ii) implements, monitors and improves administrative, electronic and physical safeguards to control those risks, (iii) maintains notification procedures in material compliance with applicable Laws in the case of any breach of security compromising data containing personally identifiable information and (iv) complies in all material respects with the obligations of the Grantor in any Contracts to which the Grantor is a party regarding the security of personally identifiable information in the Grantor’s possession, custody or control. No Grantor has experienced any breach of security or otherwise unauthorized access by third parties to any personally identifiable information in the Grantor’s possession, custody or control.

SECTION 3.10 Commercial Tort Claims

(a) No Grantor has rights in any Commercial Tort Claim with a value in excess of $250,000, except as set forth on Schedule 4.

(b) Upon the granting to Collateral Agent of a security interest in any Commercial Tort Claim to the extent required pursuant to Section 4.08, such security interest will constitute a valid perfected security interest with the priority set forth in the Orders in favor of the Collateral Agent, for the benefit of the Secured Parties, as Collateral for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for Permitted Liens with the priority set forth in the Orders.

SECTION 3.11 Securities Accounts; Commodity Accounts; Deposit Accounts. Schedule 5 sets forth under the headings “Securities Accounts” and “Commodity Accounts”, respectively, all of the Securities Accounts and Commodity Accounts in which such Grantor has an interest. Such Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and no Person (other than the Collateral Agent acting on behalf of the Secured Parties) has “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto. No Grantor holds, owns or has any interest in any certificated securities or uncertificated securities other than those constituting Pledged Stock and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 5 hereof. Schedule 5 sets forth under the heading “Deposit Accounts” all of the Deposit Accounts (other than Excluded Accounts) in which such Grantor has an interest. Such Grantor is the sole account holder of such Deposit Account and no Person (other than the Collateral Agent acting on behalf of the Secured Parties) has either sole dominion or control (within the meaning of the common law) or “control” (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein.

SECTION 3.12 Letter-of-Credit Rights. Except as set forth on Schedule 6, no Grantor has any Letter-of-Credit Rights having a potential value in an amount in excess of $250,000 in any one instance or in the aggregate.

SECTION 3.13 Government Contracts. Except as set forth on Schedule 7, there are no Government Contracts involving aggregate consideration payable to any Grantor of more than $250,000 in any fiscal year.

SECTION 3.14 Equipment and Inventory. All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule 8 hereto or at another location as to which such Grantor has complied with the requirements of Section 4.12(a). Such Grantor has exclusive possession and control of its Equipment and Inventory, other than Inventory stored at any leased premises or warehouse or in transit in the ordinary course of business. Each Grantor agrees that, upon the request of the Collateral Agent, it will use commercially reasonable efforts to obtain a landlord’s or warehouseman’s agreement, in form and substance satisfactory to the Collateral Agent with respect to any leased premises or warehouse in which Equipment or Inventory with a value of $750,000 or more is held, stored or located at such location.

ARTICLE IV

COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Termination Date, in each case subject to the Orders and to the extent permitted by Bankruptcy Law:

SECTION 4.01 [Reserved].

SECTION 4.02 Delivery of Instruments, Certificated Securities and Chattel Paper. Without limiting Section 4.04, each Grantor will (subject to the terms of the Credit Documents and the Orders) (a) deliver to the Collateral Agent all Collateral that is Investment Property, or Payment Intangibles to the extent that such Investment Property or Payment Intangibles are evidenced by a Document, certificate, Instrument, Promissory Note or Chattel Paper (other than, prior to an Event of Default, any Documents, Instruments, Promissory Notes or Chattel Paper in an aggregate principal amount not exceeding $1,000,000 individually), and (b) at all times keep pledged to the Collateral Agent acting on behalf of the Secured Parties pursuant hereto, on a perfected basis (subject only to Permitted Liens and Liens granted by the Orders) with the priority as set forth in the Orders, a security interest therein and in all interest and principal with respect to such Payment Intangibles, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral. Each Grantor agrees that it will, subject to the terms of the Guarantee and Collateral Requirements, promptly following receipt thereof, deliver to the Collateral Agent possession of all Collateral consisting of originals of Certificated Securities, negotiable Documents, Instruments, Promissory Notes and Chattel Paper that it acquires on or following the Closing Date (other than, prior to a Default, any Documents, Instruments, Promissory Notes or Chattel Paper in an aggregate principal amount not exceeding $1,000,000 individually). Any such delivery of Instruments, Certificated Securities or Chattel Paper to the Collateral Agent shall be accompanied by a supplement to Schedule 1 describing such instruments, which schedule shall be attached hereto as a supplement to Schedule 1 and made a part hereof; provided, that failure to attach any such schedule hereto shall not affect the validity of such pledge of such instruments. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 4.03 Maintenance of Perfected Security Interest; Further Documentation.

(a) Subject to the Orders, such Grantor shall take all actions necessary or desirable to maintain the security interest created by this Agreement as a perfected security interest having at least the priority required by this Agreement and described in Section 3.03 and shall defend the right, title and interest of the Collateral Agent and the Secured Parties in and to the Collateral against the claims and demands of all Persons whomsoever. The inclusion of Proceeds in the Collateral shall not be deemed to constitute the Collateral Agent’s or any Secured Party’s consent to any sale or other disposition of any of the Collateral in contravention of the DIP Credit Agreement or the Orders. No Grantor shall execute, authorize consent to or otherwise permit to the filing in any recording office of any financing statement or other instrument similar in effect covering all or any part of the Collateral or listing such Grantor as debtor with respect to all or any part of the Collateral, except financing statements and other instruments filed in respect of Permitted Liens and Liens granted by the Orders.

(b) From time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly, and in any event within five (5) Business Days, duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request that are necessary or desirable in order to obtain and/or preserve the full benefits of this Agreement and of the rights and powers herein granted to the Collateral Agent, including, without limitation, the (i) filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby acting on behalf of the Secured Parties and (ii) taking such actions reasonably necessary or desirable to enable the Collateral Agent to obtain “control” (within the meaning of the UCC) with respect thereto, in each case subject to the Collateral and Guarantee Requirements.

(c) Without limiting the generality of the foregoing, and subject to Section 6.15 of the DIP Credit Agreement and the Orders (other than Excluded Accounts and De Minimis Accounts), at the request of the Collateral Agent, each Grantor will maintain each of its Deposit Accounts only with banks (each a “Pledged Account Bank”) that have entered into Control Agreements pursuant to which such Pledged Account Bank has agreed with such Grantor and the Collateral Agent to comply after the occurrence of an Event of Default, with instructions originated by the Collateral Agent directing the disposition of funds in such Deposit Account without the further consent of such Grantor (provided, however, with respect to Deposit Accounts acquired after the Closing Date, the Grantors shall have the time periods described in the Collateral and Guarantee Requirements to enter into such Control Agreements (to the extent requested by the Collateral Agent)).

(d) After the occurrence and during the continuance of an Event of Default, the Collateral Agent acting on behalf of the Secured Parties may, at any time and without notice to, or consent from, the Grantor, transfer, or direct the transfer of, funds from the Deposit Account(s) which are Collateral, to satisfy the Grantor’s obligations under the Credit Documents and the Orders.

SECTION 4.04 Investment Property

(a) Except as otherwise required by the Orders, no Grantor will allow any of its Subsidiaries: (i) that is a Domestic Subsidiary that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities; (ii) that is a partnership or limited liability company, to (A) issue Equity Interests consisting of Securities that are to be dealt in or traded on securities exchanges or in securities markets, (B) expressly provide in its Organization Documents that its Equity Interests are securities governed by Article 8 of the UCC without notifying the Collateral Agent (and delivering such Certificated Securities together with related transfer powers in blank to the Collateral Agent), or (C) place such Subsidiary’s Equity Interests consisting of Securities in a Securities Account unless such account is subject to a Control Agreement; or (iii) to issue Equity Interests in addition to or in substitution for the Equity Interests pledged hereunder, except to such Grantor. Each Grantor agrees that any Uncertificated Securities shall be treated as General Intangibles.

(b) If such Grantor shall become entitled to receive or shall receive any certificate in respect of any Pledged Stock (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization of such Pledged Stock), option or rights in respect of any Pledged Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same for the benefit of the Secured Parties and promptly and in any case within five (5) Business Days (or such longer period as the Collateral Agent may agree to in its sole discretion), of such receipt, deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock transfer power covering such certificate duly executed in blank by such Grantor and otherwise in form and substance satisfactory to Collateral Agent, to be held by the Collateral Agent as additional Collateral for the Secured Obligations. In case any distribution shall be made on or in respect of any Collateral consisting of Investment Property or any property shall be distributed upon or with respect to any Investment Property, the property so distributed shall be delivered to the Collateral Agent promptly after the receipt thereof (and in no case later than the fifth (5th) Business Day after receipt or such later date as agreed by the Collateral Agent in its sole discretion) by or on behalf of such Grantor, to be held by the Collateral Agent as additional Collateral for the Secured Obligations.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 5.03(c) and 5.07 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.03(c) with respect to the Investment Property issued by it.

(d) If at any time and from time to time any Pledged Stock consists of an Uncertificated Security or a security in book entry form, then the applicable Grantor shall promptly take such actions as the Collateral Agent may request to cause the Collateral Agent’s Lien in such Pledged Stock to be perfected in accordance with applicable Law (including the Bankruptcy Code) and subject to the Collateral and Guarantee Requirements, including (x) causing to be filed in any applicable jurisdiction one or more Uniform Commercial Code financing statements (or equivalent), and continuation statements and amendments thereto, relative to all or any part of the Pledged Stock, and naming the applicable Grantor as a debtor, (y) causing such Lien in such Pledged Stock to be registered or entered, as the case may be, in the name of the Collateral Agent with the Issuer thereof or (z) entering into an agreement, in form and substance reasonably satisfactory to Collateral Agent pursuant to which the Issuer agrees, effective upon the occurrence and during the continuance of an Event of Default; (i) to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or nominee or (ii) for the Collateral Agent to become the registered owner of such securities. Subject to the Orders, if any securities, certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor (other than Excluded Assets and De Minimis Accounts) are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall within thirty (30) days after acquiring such Investment Property (or such later period as agreed by the Collateral Agent, in its sole discretion) notify the Collateral Agent thereof and, if requested by the Collateral Agent, pursuant to an agreement in form and substance reasonably acceptable to the Collateral Agent, promptly (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with the entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent from any Grantor or such nominee or (ii) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property.

(i) Each Grantor covenants and agrees that each Organization Document to which a Grantor is a party and relating to any Pledged Stock issued by a Domestic Subsidiary (as amended, restated, supplemented or otherwise modified from time to time, each a “Pledged Partnership/LLC Agreement”) is hereby amended by this Section 4.04(d)(i) (A) to permit each member, manager and partner that is a Grantor (1) to pledge all of the Pledged Stock in which such Grantor has rights, (2) to grant and collaterally assign to the Collateral Agent, acting on behalf of the Secured Parties, a Lien on and security interest in such Pledged Stock, and (3) to, upon any foreclosure by the Collateral Agent on such Pledged Stock (or any other sale or transfer of such Pledged Stock in lieu of such foreclosure), transfer to the Collateral Agent (or to the purchaser or other transferee of such Pledged Stock in lieu of such foreclosure) its rights and powers to manage and control the affairs of the applicable Pledged Entity, in each case, without any further consent, approval or action by any other party, including, without limitation, any other party to any Pledged Partnership/LLC Agreement or otherwise and (B) to provide that (1) the bankruptcy or insolvency of such Grantor shall not cause such Grantor to cease to be a holder of such Pledged Stock, (2) upon the occurrence of such an event, the applicable Pledged Entity shall continue without dissolution and (3) such Grantor waives any right it might have to agree in writing to dissolve the applicable Pledged Entity upon the bankruptcy or insolvency of such Grantor, or the occurrence of an event that causes such Grantor to cease to be a be a holder of such Pledged Stock.

(ii) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or its designee shall have the right (but not the obligation) to be substituted for the applicable Grantor as a member, manager or partner under the applicable Pledged Partnership/LLC Agreement, and the Collateral Agent or its designee shall have all rights, powers and benefits of such Grantor as a member, manager or partner, as applicable, under such Pledged Partnership/LLC Agreement in accordance with the terms of this Section 4.04(d). For avoidance of doubt, such rights, powers and benefits of a substituted member, manager or partner shall include all voting and other rights and not merely the rights of an economic interest holder.

(iii) No further consent, approval or action by any other party, including, without limitation, any other party to the applicable Pledged Partnership/LLC Agreement or otherwise shall be necessary to permit the Collateral Agent or its designee to be substituted as a member, manager or partner pursuant to this Section 4.04(d). The rights, powers and benefits granted pursuant to this paragraph shall inure to the benefit of the Collateral Agent, on its own behalf and on behalf of each other Secured Party, and each of their respective successors, assigns and designees, as intended third party beneficiaries.

(iv) Each Grantor and each applicable Pledged Entity agrees, unless expressly permitted by the terms of the Credit Documents or the Orders, no Pledged Partnership/LLC Agreement shall be amended to be inconsistent with the provisions of this Section 4.04(d) without the prior written consent of the Collateral Agent.

(e) Each Grantor will furnish or cause to be furnished to the Collateral Agent statements and schedules further identifying and describing the Pledged Stock and such other reports in connection with the Pledged Stock as the Collateral Agent may reasonably request from time to time, all in reasonable detail.

(f) Each Grantor shall pay or cause to be paid, and hold the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral in connection with any of the transactions contemplated by this Agreement.

(g) In order to permit the Collateral Agent to exercise the voting and consensual rights to which it may be entitled hereunder and under the Credit Documents and to receive all dividends and other distributions to which it may be entitled to receive hereunder, without limiting any other right or remedy available to the Collateral Agent hereunder or under any other Credit Document, each Grantor shall promptly execute and deliver to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request in order to protect, perfect, evidence and effectuate the Lien granted hereunder and the Collateral Agent’s rights and remedies with respect thereto.

SECTION 4.05 Receivables

(a) Each Grantor shall keep and maintain at its own cost and expense records that are complete records in all material respects of each Receivable, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Upon the occurrence and during the continuance of an Event of Default and subject to the Orders, each Grantor shall, at such Grantor’s sole cost and expense, following the Collateral Agent’s reasonable request, deliver copies of all tangible evidence of Receivables, including copies of all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives. Following the occurrence and during the continuation of an Event of Default and subject to the Orders, at the reasonable request of the Collateral Agent each Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and the other books, records and documents of such Grantor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

(b) Other than in the ordinary course of business or consistent with past practices or as otherwise required or approved by the Orders or by the Collateral Agent (including by email), no Grantor will (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable, or (e) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

SECTION 4.06 Intellectual Property

(a) Each Grantor agrees that it will not, and will not knowingly permit any of its licensees to, do any act, or omit to do any act, whereby any Patent of such Grantor and its Subsidiaries may become invalidated or dedicated to the public and agrees that it shall mark all Products in any manner acceptable under the Law covered by an Assigned Patent with the relevant patent number.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of the business of such Grantor and its Subsidiaries, (i) maintain such Trademark in full force free from any claim of abandonment as long as such registration is required and material for the Grantor’s business, (ii) maintain the general level of quality of products and services offered under such Trademark, (iii) display such Trademark on product information sheets and similar documents relating to Products with notice of Federal or foreign registration to the extent reasonably necessary and sufficient to establish and preserve its maximum rights under applicable Laws, and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) [Reserved].

(d) Subject to the Orders, each Grantor agrees, upon the request of the Collateral Agent, to execute or otherwise authenticate the Intellectual Property Security Agreements, as applicable, in substantially the form set forth in Exhibit A, Exhibit B and Exhibit C hereto, for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property with the U.S. Patent and Trademark Office and the U.S. Copyright Office necessary to perfect the security interest in such Intellectual Property in the United States, and shall provide whatever additional assistance necessary to ensure the adequate and proper recordation of such Intellectual Property Security Agreements and any other documents necessary to perfect the security interest hereunder.

(e) Except for Intellectual Property reaching its natural expiration date (including Patents expiring after a maximum enforcement period), each Grantor shall notify the Collateral Agent promptly if any Patent, Trademark or Copyright that is material to the conduct of the business of such Grantor and its Subsidiaries may become abandoned, lost or dedicated to the public, or of any adverse determination (including the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership, validity or enforceability, of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(f) Each Grantor shall take commercially reasonable steps that are consistent with the prudent business practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the business of the Grantors and their Subsidiaries, including for Trademarks timely filings of applications for renewal, affidavits of use, affidavits of incontestability and for Patents payment of maintenance fees, and, if consistent with commercially reasonable business judgment, to initiate opposition, interference and cancellation proceedings against the intellectual property of third parties.

(g) Subject to the Orders, in the event that a Grantor knows that any Collateral consisting of a Patent, Trademark or Copyright that is material to the conduct of the Grantors and their Subsidiaries has been or is being infringed, misappropriated or diluted by a third person, such Grantor shall promptly notify the Collateral Agent and shall, if consistent with good business judgment, promptly take corrective action, including, if appropriate under the circumstances, sue for infringement, misappropriation or dilution to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(h) Upon the occurrence of an Event of Default, each Grantor shall, at the request of the Collateral Agent, use commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or their designee.

(i) Solely for the purpose of enabling the Collateral Agent to exercise the rights and remedies provided for under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies (but not as an independent remedy) each Grantor hereby grants, effective upon the occurrence and during the continuation of an Event of Default and subject to the Orders, to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default and subject to the Orders; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

(j) Each Grantor shall use commercially reasonable efforts to protect the confidentiality of the Intellectual Property and such Grantor’s rights therein, including protecting the secrecy and confidentiality of its proprietary and/or confidential information and trade secrets, including all proprietary algorithms, databases, datasets, and other data, by (i) having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors to execute appropriate confidentiality agreements, to the extent it is expected that such parties will obtain, receive or otherwise be directly exposed to such Grantor Confidential Information and trade secrets, (ii) taking actions necessary to ensure that no trade secret falls or has fallen into the public domain, and (iii) protecting the secrecy and confidentiality of the source code of all computer software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with appropriate use and non-disclosure restrictions.

(k) Subject to the Orders, each Grantor shall remain in material compliance with its obligations under all Grantor IP Agreements to which it is a party and shall not perform or fail to perform any of its obligations thereunder or otherwise breach any such agreements.

(l) Each Grantor shall use commercially reasonable efforts in accordance with reasonable business practices to maintain the IT Systems for each site on which it performs business with adequate information security controls, engage in regular testing (including where appropriate penetration testing) and maintain encrypted backup systems, and disaster recovery and business continuity practices and systems. Each Grantor shall notify the Collateral Agent promptly if any problem with the IT Systems having a Material Adverse Effect (“Material IT Breach”) is discovered and shall take all actions necessary to remedy each such material problem. Each Grantor shall notify the Collateral Agent promptly if any breach of the IT Systems is discovered that results in the destruction, corruption and/or theft of any proprietary information of either a Grantor or any customer or vendor of a Grantor (for avoidance of doubt, all such breaches shall be considered to be a Material IT Breach), and shall take all necessary actions to remedy each situation and provide any required notices to any affected parties and/or Governmental Authorities, and Grantor shall keep Collateral Agent updated regarding the status of and actions relating to each such Material IT Breach.

(m) In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders), manipulation and/or use of any proprietary or confidential information, including personally identifiable information, each Grantor shall maintain compliance with all applicable Laws and material compliance with all industry standards in all relevant jurisdictions, each Grantor’s privacy policies and the requirements of any contract or codes of conduct to which each Grantor is a party. Each Grantor shall maintain commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all personally identifiable information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. To the extent any Grantor collects, stores, transfers (including, without limitation, any transfer across national borders), manipulates and/or uses protected health information, as defined under 45 C.F.R. § 160.103, each such Grantor shall do so in compliance with the applicable requirements of all applicable Laws and regulations.

SECTION 4.07 Intellectual Property Filing. Grantor, either by itself or through any agent, employee, licensee or designee, upon the filing of any application for registration of any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, in each case which is material to the conduct of the business of a Grantor and its Subsidiaries shall promptly notify the Collateral Agent of such filing(s) (it being understood that prior to an Event of Default for purposes of this Section 4.07 such notice shall not be required more than once per fiscal quarter and shall be considered promptly delivered if such notice of filing is provided to the Collateral Agent with the delivery of the next quarterly Compliance Certificate (or at such later date and time agreed by the Collateral Agent in accordance with the terms of the DIP Credit Agreement) and, upon request of the Collateral Agent, execute and deliver (within five (5) Business Days of such request) any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the security interest granted by such Grantor to the Collateral Agent hereunder in such Intellectual Property, including without limitation any Intellectual Property Security Agreements, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, which power shall be irrevocable from the execution date of this Agreement until the Termination Date, all such lawful acts of such attorney in accordance with this agreement being hereby ratified and confirmed).

SECTION 4.08 Commercial Tort Claims. Subject to the Orders, each Grantor will promptly give notice to the Collateral Agent of any Commercial Tort Claim with value in excess of $250,000 that may arise after the date hereof (it being understood that for purposes of this Section prior to an Event of Default such notice shall not be required more than once per fiscal quarter and a notice shall be considered promptly delivered if it is provided to the Collateral Agent together with the delivery of the next quarterly Compliance Certificate (or at such later date and time agreed by the Collateral Agent in accordance with the terms of the DIP Credit Agreement)) and will thereafter promptly execute or otherwise authenticate a supplement to this Agreement to update Schedule 4 hereto identifying the new Commercial Tort Claim, and otherwise take all necessary or desirable actions, to subject such Commercial Tort Claim to the security interest required to be created under this Agreement.

SECTION 4.09 Electronic Chattel Paper. If any Grantor, now or at any time hereafter, holds or acquires an interest in any Collateral consisting of any electronic chattel paper, any electronic document or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, shall promptly notify the Collateral Agent; provided that prior to an Event of Default, any such notice shall not be required hereunder more than once per fiscal quarter and only be required if the value of such electronic chattel paper, electronic document or transferrable record is in an individual amount in excess of $250,000 and shall be considered timely delivered if such notice is provided to the Collateral Agent at the time of the delivery of the next quarterly Compliance Certificate (or such later date and time agreed with the Collateral Agent pursuant to the terms of the DIP Credit Agreement) and upon the request of the Collateral Agent (or automatically during the occurrence and continuance of an Event of Default and subject to the Orders), promptly take such actions as necessary (or as required by the Collateral Agent) to vest in the Collateral Agent control, under Section 9-105 of the UCC or the Uniform Commercial Code of any other relevant jurisdiction, of such electronic chattel paper, control, under Section 7-106 of the UCC or the Uniform Commercial Code of any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with each Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for such Grantor to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC Section 9-105, UCC Section 7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper, electronic document or transferable record. The provisions of this Section 4.09 relating to electronic documents and “control” under UCC Section 7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in New York or in any other relevant jurisdiction.

SECTION 4.10 Letter-of-Credit Rights. Each Grantor, by granting a security interest in its Letter-of-Credit Rights to the Collateral Agent, intends to (and hereby does) collaterally assign to the Collateral Agent its rights (including its contingent rights) to the Proceeds of all Letter-of-Credit Rights of which it is or hereafter becomes a beneficiary or assignee. Each Grantor will promptly notify the Collateral Agent if it now or in the future becomes a beneficiary under letters of credit having an aggregate face amount in excess of $250,000 (it being understood that for purposes of this Section prior to an Event of Default such notice shall be considered promptly delivered if it is provided to the Collateral Agent together with the delivery of the next quarterly Compliance Certificate (or at such later date and time agreed by the Collateral Agent in accordance with the terms of the DIP Credit Agreement)). Each Grantor will, at such times as required under the DIP Credit Agreement (and immediately following the occurrence and during the continuance of an Event of Default and subject to the Orders), (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Letters of Credit that the Proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent and (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit.

SECTION 4.11 Preservation of Collateral; Compliance with Laws. Each Grantor will do and perform all reasonable acts that may be necessary or appropriate to maintain, preserve and protect the Collateral in all material respects to the extent required hereunder and/or under the DIP Credit Agreement. Each Grantor will maintain or cause to be maintained with financially sound and reputable insurers such insurance policies as required in accordance with Section 6.13 of the DIP Credit Agreement.

SECTION 4.12 Equipment and Inventory.

(a) Subject to the Orders, each Grantor has exclusive possession and control of its Equipment and Inventory, other than Inventory stored at any leased premises or warehouse or in transit in the ordinary course of business.

(b) In each case, upon the request of the Collateral Agent, each Grantor will keep its Collateral (other than rolling stock or Inventory or Equipment in transit or as otherwise required by the Orders) at the locations specified in Section 3.14, hereof and, with respect to locations in the United States, subject to a Collateral Access Agreement, or, upon not less than ten (10) days’ prior written notice (or such shorter time as the Collateral Agent may agree in its sole discretion) at another location in the continental United States as designated by such Grantor in its notice; provided that either (x) the Collateral Agent has agreed to such location and Collateral at such location has a value less than Seven Hundred Fifty Thousand ($750,000) in the aggregate or (y) all commercially reasonable actions have been taken to obtain a fully-executed Collateral Access Agreement and grant to the Collateral Agent acting on behalf of the Secured Party a perfected Lien in such Collateral, (provided further, that the Grantor shall provide the Collateral Agent with written notice if such efforts do not result in the delivery of a fully-executed Collateral Access Agreement, with reasonable detail of such efforts, and the Collateral Agent, in its sole and reasonable discretion, may agree to extend the time period for obtaining a Collateral Access Agreement or to waive such requirement); and the Collateral Agent’s rights in such Equipment and Inventory, including the existence, perfection and priority of the security interest created hereby in such Collateral, are not adversely affected thereby.

(c) [Reserved].

(d) Subject to the Orders, each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, its Equipment and Inventory, except to the extent payment thereof is not required by the DIP Credit Agreement. In producing its Inventory, each Grantor will comply, in all material respects, with all requirements of applicable Law, including, without limitation, the Fair Labor Standards Act.

SECTION 4.13 Further Assurances; Pledge of Instruments. At the sole expense of such Grantor, except as otherwise required by the Orders, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may reasonably request to obtain the full benefits of this Agreement and of the rights and powers herein granted, which shall in any case include, but shall not be limited to: (a) authorizing the filing of and delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby, (b) filing or cooperating with the Collateral Agent in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, the United States Copyright Office to secure or protect the Collateral Agent’s interest in such Grantor’s Collateral, (c) at the Collateral Agent’s reasonable request, transferring such Grantor’s Collateral to the Collateral Agent’s possession, or otherwise taking such other actions reasonably necessary or desirable to enable the Collateral Agent to obtain “control” (within the meaning of the UCC) with respect thereto (if a security interest in such Collateral can be perfected by possession and if such transfer is required under the other provisions of this Agreement), and (d) at the Collateral Agent’s reasonable request, promptly execute and deliver such documents as may be required to have the Collateral Agent’s security interest properly noted on a certificate of title of any vehicle, watercraft or other Equipment constituting Collateral owned by such Grantor which is covered by a certificate of title (or similar evidence of ownership) and which has a book value of Two Hundred and Fifty Thousand Dollars ($250,000) or more, in any one instance or in the aggregate for all such Equipment, and (e) upon the Collateral Agent’s reasonable request, executing and delivering or causing to be delivered written notice to insurers of the Collateral Agent’s security interest in, or claim in or under, any policy of insurance (including unearned premiums), in each case subject to the Collateral and Guarantee Requirements. Each Grantor also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of such Grantor.

ARTICLE V

REMEDIAL PROVISIONS

In each case subject to the Orders and to the extent permitted by Bankruptcy Law:

SECTION 5.01 Certain Matters Relating to Receivables.

(a) (x) After the occurrence and during the continuance of an Event of Default and subject to the Orders, at any time or (y) prior to an Event of Default, at such times agreed in the Credit Documents or as otherwise agreed with the Grantor, the Collateral Agent shall have the right to (i) make test verifications of the Receivables in any manner and through any medium that it considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications, and (ii) request that the Grantors use commercially reasonable efforts to promptly cause the Grantors’ independent public accountants (or other Persons requested by or satisfactory to the Collateral Agent) to provide the Collateral Agent with reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Collateral Agent may curtail or terminate said authority at any time by written notice after the occurrence of an Event of Default. Subject to the Orders, any payments of Receivables, when collected by any Grantor after the occurrence and during the continuance of an Event of Default and subject to the Orders, (i) shall be promptly (and during the existence of an Event of Default, not later than the next Business Day) after receipt thereof deposited by such Grantor in the exact form received (but duly endorsed by such Grantor to the Collateral Agent if required) in a Collateral Account subject to (if requested by the Collateral Agent) a Control Agreement in favor of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.05, and (ii) until so turned over, any such Collateral shall be held by such Grantor for the benefit of the Secured Parties, segregated from other funds of such Grantor.

(c) At the Collateral Agent’s written request after the occurrence of an Event of Default, each Grantor shall promptly deliver to the Collateral Agent copies of all documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all orders, invoices and shipping receipts.

SECTION 5.02 Communications with Obligors; Grantors Remain Liable.

(a) The Collateral Agent, in its own name or in the name of others, may, at any time after the occurrence of an Event of Default and subject to the Orders, communicate with obligors under the Receivables and parties to the Contracts and the Assigned Agreements to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts or Assigned Agreement.

(b) After the occurrence and during the continuance of an Event of Default and subject to the Orders, within five (5) Business Days after the request of the Collateral Agent, each Grantor shall notify obligors on the Receivables and parties to the Contracts and the Assigned Agreement that the Receivables and the Contracts and the Assigned Agreements have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable for all obligations under each of the Receivables and Contracts and Assigned Agreements to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and to the extent of the terms of any agreement giving rise thereto and the Orders. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract or Assigned Agreements by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract or Assigned Agreements, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

SECTION 5.03 Pledged Stock

(a) Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to receive dividends and other distributions in respect of the Pledged Stock and all payments made in respect of the Pledged Debt, in each case paid in the normal course of business or otherwise as a result of the exercise of reasonable business judgment of the relevant Issuer, to the extent permitted by the Credit Documents and the Orders, and to exercise all voting and corporate rights with respect to the Investment Property; provided, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would be inconsistent with or result in any violation of any provision this Agreement, any other Credit Document or the Orders or which could reasonably be expected to materially impair the Collateral or the Secured Parties’ rights and/or remedies with respect to the Credit Documents or which would otherwise be adverse to the Secured Parties in any material respect.

(b) If an Event of Default shall have occurred and be continuing, subject to the Orders, (i) the Collateral Agent shall have the right to receive any and all dividends, payments or other Proceeds paid in respect of the Pledged Stock and other Investment Property granted hereunder and make application thereof to the Secured Obligations in the order set forth in the Orders and/or in Section 2.07 of the of the DIP Credit Agreement, (ii) any or all of such Pledged Stock and/or other Investment Property shall be registered in the name of the Collateral Agent or its nominee upon the request of the Collateral Agent, and (iii) the Collateral Agent or its nominee may exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock and/or other Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock and/or other Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange, at its discretion, any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to the Pledged Stock and other Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock and other Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Upon the Collateral Agent’s request, subject to the Orders, each Grantor shall, at its sole cost and expense, execute and deliver to the Collateral Agent any and all reasonable or appropriate documents and instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise hereunder and to receive all distributions which it may be entitled to receive hereunder.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent that in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and shall have no duty or right to inquire as to the Collateral Agent’s authority to give such instruction, and (ii) when required hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

(d) In furtherance and not in limitation of the foregoing rights of the Collateral Agent pursuant to this Section 5.03, each Grantor hereby, (i) appoints the Collateral Agent as its true and lawful attorney-in-fact to, and (ii) grants to Collateral Agent an irrevocable proxy with full power of substitution and resubstitution (and which is coupled with an interest) to, vote the Equity Interests owned by such Grantor and to execute such other proxies as the Collateral Agent may reasonably request (provided, however, that the Collateral Agent shall not exercise such power of attorney unless an Event of Default then exists and as permitted by the Orders).

(e) In furtherance of the proxy set forth in Section 5.03(d), upon the exercise of such proxy, all prior proxies given by any Grantor with respect to the applicable Equity Interests are hereby revoked, and no subsequent proxies (other than to the Collateral Agent) will be given with respect to any such Equity Interests, (i) the Collateral Agent will be empowered and may exercise such proxy at any and all times, including but not limited to, at any meeting of shareholders, partners or members, as the case may be, however called, and at adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith, (ii) to the fullest extent permitted by applicable Law (including the Bankruptcy Code), the Collateral Agent shall have no agency, fiduciary or other implied duties to any Grantor or any other Person when acting with respect to such proxy, and (iii) each Grantor waives and releases any claim that it may have against the Collateral Agent with respect to any breach or alleged breach of any such agency, fiduciary or other duty.

SECTION 5.04 Proceeds to be Turned Over to Collateral Agent. All Collateral consisting of Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All such Proceeds, while held by the Collateral Agent in a Collateral Account (or by such Grantor for the benefit of the Secured Parties), shall continue to be held as Collateral for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.05.

SECTION 5.05 Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Collateral Agent may, at any such time, apply all or any part of the Proceeds of Collateral, whether or not held in any Collateral Account, in payment of the Secured Obligations in the order set forth in Section 2.07 of the DIP Credit Agreement and/or the Orders.

SECTION 5.06 UCC and Other Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent, subject to the Orders, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies provided for herein or in any other Credit Document or in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable Laws (including the Bankruptcy Code). Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by applicable Laws referred to below or expressly required under this Agreement) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such commercially reasonable terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit, or for future delivery, without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by applicable Laws (including the Bankruptcy Code) and the Orders, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request and at such Grantor’s sole risk and expense, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall select in its reasonable discretion, whether at such Grantor’s premises or elsewhere. The Collateral Agent may occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.06, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations in accordance with Section 5.05, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of applicable Laws, including, without limitation, Section 9-615(a)(3) of the UCC and the Bankruptcy Code, need the Collateral Agent account for the surplus, if any, to any Grantor. Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. The Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor on and after the occurrence of an Event of Default, and each Grantor hereby consents, to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Collateral Agent. To the extent permitted by applicable Laws (including the Bankruptcy Code), each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by any Secured Party of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by applicable Laws (including the Bankruptcy Code), such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

SECTION 5.07 Sales of Collateral

(a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that selling collateral in a private sale as opposed to a public sale shall not be deemed to make such sale commercially unreasonable. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Each Grantor agrees to use its best efforts to promptly do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.07 valid and binding and in compliance with any and all other applicable Laws (including the Bankruptcy Code). Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.07 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.07 shall be specifically enforceable against each Grantor, and each Grantor hereby waives, to the extent permitted by law, and agrees not to assert any defenses against an action for specific performance of such covenants. Each Grantor hereby waives any requirement to post a bond in connection with any legal proceeding brought by any Secured Party for or involving the right of specific performance or other injunctive relief. Each Grantor further agrees to provide the Collateral Agent with such information and projections as may be necessary or, in the opinion of the Collateral Agent, advisable to enable the Collateral Agent to effect the sale of the Pledged Stock. The Collateral Agent is authorized, in connection with any sale of the Pledged Stock, to deliver or otherwise disclose to any prospective purchaser of the Pledged Stock, any registration statement or prospectus, and all supplements and amendments thereto and any other information in its possession relating to such Pledged Stock.

(c) Neither the Collateral Agent nor the Secured Parties shall incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Each Grantor hereby waives, to the fullest extent permitted by applicable Laws (including the Bankruptcy Code), any claims against the Collateral Agent and the Secured Parties arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent or the Secured Parties accept the first offer received and do not offer any Collateral to more than one offeree.

SECTION 5.08 Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency. To the extent permitted by applicable Law (including the Bankruptcy Code), each Grantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder, diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Secured Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Secured Obligation or any part thereof, and any defense arising by reason of any disability or other similar defense of any Grantor. Each Grantor further unconditionally and irrevocably agrees not to (i) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against any other Grantor by reason of any Credit Document or any payment made thereunder or (ii) assert any claim, defense, setoff or counterclaim it may have against any other Grantor or set off any of its obligations to such other Grantor against obligations of such other Grantor to such Grantor, in each case, prior to the Termination Date. If any amount shall be paid to any Grantor on account of such contribution or subrogation rights at any time prior to the Termination Date, such amount shall be held by such Grantor on behalf of and for the benefit of the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent to the extent necessary), to be held as collateral security for all of the Secured Obligations until applied as provided in Section 5.05.

SECTION 5.09 Approvals. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person, then, upon the request of the Collateral Agent, such Grantor agrees to assist the Collateral Agent in obtaining as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 5.10 Grant of Nonexclusive License. Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 5 and upon the occurrence and during the continuance of an Event of Default, each Grantor hereby grants to the Collateral Agent a royalty free, nonexclusive, irrevocable license (which license shall terminate after giving effect to the Termination Date) to use, apply, and affix any trademark, trade name, logo, or the like in which such Grantor now or hereafter has any rights, such license being with respect to the Collateral Agent’s exercise of the rights hereunder, including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

Notwithstanding the foregoing, any rights and remedies of the Collateral Agent and the Secured Parties provided in this Article V are subject in all respects to the terms of the Interim Order (and, when applicable, the Final Order) and if any provision in this Article V expressly conflicts or is inconsistent with any provision in the Interim Order or Final Order, the provisions in the applicable Order shall govern and control.

ARTICLE VI

THE COLLATERAL AGENT

In each case subject to the Orders and to the extent permitted by Bankruptcy Law:

SECTION 6.01 Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Until the Termination Date, each Grantor hereby irrevocably appoints the Collateral Agent and any officer or agent thereof, subject to the Orders, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following in each case at the Collateral Agent’s sole option:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs to the Collateral and obtain any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof, which amounts shall constitute Secured Obligations;

(iv) execute, in connection with any sale provided for in Sections 5.06 or 5.07, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; (8) perform any obligations of any Grantor under any Contract, and (9) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s sole expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary or desirable to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement and the Collateral and Guarantee Requirements of the DIP Credit Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.01 (a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.01(a) unless an Event of Default shall have occurred and be continuing or otherwise subject to or required by the Orders.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein or in any other Credit Document, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.01, together with interest thereon at a rate per annum equal to the highest interest rate applicable under the DIP Credit Agreement (including, for the avoidance of doubt, any additional interest pursuant to Section 2.02(a) of the DIP Credit Agreement) in respect of the Loan Obligations, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

SECTION 6.02 Duty of Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. No Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

SECTION 6.03 Financing Statements. Each Grantor authorizes the Collateral Agent (and its counsel and agents) to file or record, at any time and from time to time, financing statements and other filing or recording documents or instruments, and any amendments, continuations or terminations thereof, with respect to the Collateral, without notice to any Grantor and without the signature of such Grantor (unless such signature is required by applicable Law (including the Bankruptcy Code)), in such form and in such offices as the Collateral Agent determines necessary or appropriate to perfect or protect, or continue to perfect or protect, the security interests of the Collateral Agent created under this Agreement to the fullest extent required by this Agreement, but at all times subject to the Collateral and Guarantee Requirements of the DIP Credit Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property”, “all assets”, “all assets of the debtor, whether now owned or hereafter acquired or coming into existence, and wherever located, including any proceeds thereof” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in the Collateral Agent’s discretion, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code of any other applicable jurisdiction, in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent (and its counsel and agents) of any financing statement with respect to the Collateral made prior to the date hereof.

SECTION 6.04 Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Secured Parties, be governed by the Credit Documents and the Orders, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.05 of the DIP Credit Agreement.

SECTION 7.02 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12.01 of the DIP Credit Agreement at the address set forth in Section 12.01 of the DIP Credit Agreement.

SECTION 7.03 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns; provided, that, no Grantor may assign or otherwise transfer or delegate any of its rights or obligations under this Agreement (other than in accordance with the Orders or Bankruptcy Law) without the prior written consent of each Lender (and any attempted assignment or transfer by any Grantor without such consent shall be null and void).

SECTION 7.04 Set-Off. Each Grantor hereby irrevocably authorizes the Collateral Agent and each Secured Party at any time and from time to time after the occurrence of an Event of Default, without prior notice to such Grantor or any other Loan Party, any such notice being expressly waived by the Grantors, the Loan Parties to the extent permitted under applicable Law (including the Bankruptcy Code) and the Orders, upon any amount becoming due and payable by such Grantor hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Collateral Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Collateral Agent or such Secured Party hereunder and claims of every nature and description of such Collateral Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the DIP Credit Agreement, any other Credit Document or otherwise, as such Collateral Agent or such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party, or the Collateral Agent on their behalf, shall notify such Grantor promptly after any such set-off and the application made by such Secured Party of the proceeds thereof in accordance with Section 5.05; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section 7.04 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have and are subject to any applicable limitations set forth in the DIP Credit Agreement.

SECTION 7.05 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy, email, facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The effectiveness of this Agreement, the counterparts hereof and the signatures hereto shall have the same force and effect as manually signed originals and shall be binding on all parties hereto.

SECTION 7.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.07 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 7.08 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS except Section 5-1401 of the New York General Obligations Law AND, TO THE EXTENT APPLICABLE, THE bankruptcy code.

SECTION 7.09 Submission to Jurisdiction. Each Grantor and the Collateral Agent hereby irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have, or abstains from jurisdiction, any New York State or Federal court sitting in the County of New York over any suit, action or proceeding arising out of or relating to this Agreement or any Credit Document, and each Grantor and the Collateral Agent hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law (including the Bankruptcy Code), all service of process in any such suit, action or proceeding in the Bankruptcy Court, any New York State or Federal court sitting in the County of New York may be made by certified or registered mail, return receipt requested, or overnight mail with a reputable national carrier, directed to the Grantors at the address indicated above, and service so made shall be complete five (5) days after the same shall have been so mailed (one (1) day in the case of an overnight mail service).

SECTION 7.10 Rights and Remedies. Subject to the Orders, the Collateral Agent may exercise all rights and remedies available to the Collateral Agent under the Credit Documents or at Law or equity, including all remedies provided under the UCC, all of which rights and remedies shall be cumulative and nonexclusive to the extent permitted by law. Subject to the Orders, the Collateral Agent’s and Secured Parties’ failure, at any time or times, to require strict performance by the Grantors of any provision of this Agreement or any other Credit Document shall not waive, affect, or diminish any right of the Collateral Agent or Secured Parties thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Subject to the Orders, the Collateral Agent’s and Secured Parties’ rights and remedies under this Agreement and the other Credit Documents are cumulative. Subject to the Orders, the Collateral Agent and Secured Parties have all rights and remedies provided under the UCC, by Law, or in equity. The Collateral Agent’s and Secured Parties’ exercise of one (1) right or remedy is not an election and shall not preclude the Collateral Agent or Secured Parties from exercising any other remedy under this Agreement or other remedy available at Law or in equity, and the Collateral Agent or Secured Parties’ waiver of any Event of Default is not a continuing waiver. The Collateral Agent’s or Secured Parties’ delay in exercising any remedy is not a waiver, election, or acquiescence.

SECTION 7.11 Additional Grantors. Upon the execution and delivery by any Person of a Security Agreement Supplement in substantially the form of Annex I hereto, such Person shall be and shall become a Grantor hereunder, and each reference in this Agreement and the other Credit Documents to “Grantor” shall also mean and be a reference to such Person, each reference in this Agreement and the other Credit Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Person and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

SECTION 7.12 Releases of Guarantees and Liens

(a) Notwithstanding anything to the contrary contained herein or in any other Credit Document or in the Orders, the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 13.05 of the DIP Credit Agreement) to take any action requested by the Grantor to release any Collateral (i) to the extent necessary to permit the consummation of any transaction permitted by the Credit Documents or that has been consented to in accordance with Section 13.05 of the DIP Credit Agreement, or (ii) under the circumstances described in Section 7.12(b) below.

(b) On the Termination Date, the Collateral shall be released from the Liens created by this Agreement and the other Collateral Documents, and this Agreement and the other Collateral Documents and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor under this Agreement and the other Collateral Documents shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

(c) In each case as specified in this Section 7.12, the Collateral Agent will (and each Lender irrevocably authorizes the Collateral Agent to), at the Grantors’ expense, execute and deliver to the applicable Grantor such documents as such Grantor may reasonably request to evidence the release of such item of Collateral from the security interest granted under this Agreement and the other Collateral Documents, in each case in accordance with the terms of the Credit Documents and this Section 7.12.

SECTION 7.13 Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the any Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 7.14 [Reserved].

SECTION 7.15 Collateral and Guarantee Requirements. Notwithstanding anything to the contrary in this Agreement, all requirements and obligations of the Grantors hereunder are subject to and limited by the Collateral and Guarantee Requirements, including such provisions that do not explicitly reference the Collateral and Guarantee Requirements. To the extent any representation or covenant hereunder requires disclosure or compliance therewith by a Grantor, each such representation and covenant shall be interpreted in accordance with the Collateral and Guarantee Requirements. To the extent there is any inconsistency between the terms of this Agreement and the Collateral and Guarantee Requirements, the Collateral and Guarantee Requirements shall control.

SECTION 7.16 WAIVER OF JURY TRIAL. EACH GRANTOR, THE COLLATERAL AGENT, THE LENDERS, THE PURCHASERS, AND EACH OTHER SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 7.17 Orders; DIP Credit Agreement. With respect to any Grantor, this Agreement is subject in all respects (including with respect to all obligations and agreements of Grantors provided for hereunder) to the terms of the Interim Order (and, when applicable, the Final Order) and if any provision in this Agreement or any other Credit Document expressly conflicts or is inconsistent with any provision in the Interim Order or Final Order, the provisions in the applicable Order shall govern and control. For the avoidance of doubt, upon the entry of the Interim Order, all Liens created by the Collateral Documents in favor of the Collateral Agent shall be perfected as set forth in such Order, notwithstanding any failure to make (or the terms of) any filings in any jurisdiction.

With respect to any Grantor, this Agreement is subject in all respects (including with respect to all obligations and agreements of the Grantors provided for hereunder) to the terms of the DIP Credit Agreement and if any provision in this Agreement or, any other Credit Document expressly conflicts or is inconsistent with any provision in the DIP Credit Agreement, the provisions in the DIP Credit Agreement shall govern and control.

SECTION 7.18 [Reserved].

SECTION 7.19 Amendments in Writing; Waiver; Integration.

(a) No waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and no amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Grantors.

(b) The Credit Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Credit Documents merge into the Credit Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

GRANTORS:

AIRSPAN NETWORKS HOLDINGS INC.,
a Delaware corporation

By:	/s/ Glenn Laxdal
Name:	Glenn Laxdal
Title:	President and Chief Executive Officer

AIRSPAN NETWORKS INC.,
a Delaware corporation

By:	/s/ Glenn Laxdal
Name:	Glenn Laxdal
Title:	President and Chief Executive Officer

AIRSPAN NETWORKS (SG) INC.,
a Delaware corporation

By:	/s/ Glenn Laxdal
Name:	Glenn Laxdal
Title:	President and Chief Executive Officer

AIRSPAN IP HOLDCO, LLC,
a Delaware limited liability company

By:	/s/ Glenn Laxdal
Name:	Glenn Laxdal
Title:	President and Chief Executive Officer

[Signature Page – DIP Security Agreement]

COLLATERAL AGENT

DBFIP ANI LLC, a Delaware limited liability company

By:	/s/ Paul Lyons
Name:	Paul Lyons
Title:	Chief Financial Officer

[Signature Page – DIP Security Agreement]

[***]

EXHIBIT A

To

Security Agreement

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Agreement”) is made this [__], 202[], by and among [●], a [____] (the “Grantor”) and DBFIP ANI LLC, a Delaware limited liability company (“Fortress”) as administrative agent, collateral agent and trustee for itself and the other Secured Parties under the DIP Credit Agreement and the Credit Documents (Fortress, in such capacities, together with its successors and assigns in such capacities, the “Collateral Agent”) and such Secured Parties (the “Secured Parties”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Security Agreement.

RECITALS

WHEREAS, AIRSPAN NETWORKS INC., a Delaware corporation, as borrower (the “Borrower”), AIRSPAN NETWORKS HOLDINGS INC., a Delaware corporation, as a guarantor (“Holdings”) and certain Subsidiaries of the Borrower party thereto, as guarantors (the “Guarantors” and together with the Borrower, Holdings, the other Subsidiaries thereafter designated as Guarantors pursuant to Section 6.12 of the DIP Credit Agreement, each a “Loan Party” and, collectively the “Loan Parties”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) and Collateral Agent, are parties to Senior Secured Superpriority Debtor-in-Possession Term Loan Credit Agreement, dated as of April 8, 2024 (as amended, amended and restated, restated, supplemented or otherwise modified, extended, replaced, or refinanced from time to time, the “DIP Credit Agreement”);

WHEREAS, in connection with the DIP Credit Agreement, Holdings, the Borrower and the other Loan Parties are parties to that certain Security Agreement, dated as of April 8, 2024 (as amended, amended and restated, restated, supplemented or otherwise modified, extended, replaced or refinanced from time to time, the “Security Agreement”) in favor of the Collateral Agent, for the benefit of the Secured Parties; and

WHEREAS, pursuant to the Security Agreement, the Grantor is required to execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, this Agreement.

NOW, THEREFORE, IT IS AGREED:

1. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. The Grantor hereby pledges, collaterally assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the following, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, wherever located (collectively, the “Copyright Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all rights, priorities and privileges relating to Copyrights and Copyright Licenses, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights and the Copyright Licenses referred to on Schedule I, and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom;

(b) all books, records, and information pertaining to the Copyright Collateral, and all rights of access to such books, records, and information; and

(c) to the extent not otherwise included, all proceeds and products of, and all past, present and future income, royalties and any other payments associated with the foregoing, now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing and all collateral security, liens, guarantees, rights, remedies and privileges given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, the Copyright Collateral shall not include any Excluded Assets.

2. SECURITY FOR OBLIGATIONS. This Agreement and the security interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantors to the Collateral Agent or any Secured Party, whether or not they are unenforceable or not allowable due to the existence of an insolvency proceeding under the Bankruptcy Code involving the Grantors.

3. SECURITY AGREEMENT. The security interest granted pursuant to this Agreement is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. The Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Agreement and the Security Agreement, the Security Agreement shall control.

4. AUTHORIZATION TO SUPPLEMENT. If the Grantors shall obtain rights to any new Copyrights or Copyright Licenses, the provisions of this Agreement shall automatically apply thereto. Without limiting the Grantors’ obligations under this Section 4, the Grantors hereby authorize the Collateral Agent unilaterally to modify this Agreement by amending Schedule I to include any such new Copyrights or Copyright Licenses of the Grantors. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

5. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy, facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The effectiveness of this Agreement, the counterparts hereof and the signatures hereto shall have the same force and effect as manually signed originals and shall be binding on all parties hereto.

6. CONSTRUCTION. The rules of construction specified in Section 1.02 of the DIP Credit Agreement also apply to this Agreement.

7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE, WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTOR:	[___________]

By:
Name:
Title:

COLLATERAL AGENT:	DBFIP ANI LLC, as Collateral Agent

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

SCHEDULE I

TO

COPYRIGHT SECURITY AGREEMENT

Registered Copyrights

Name of Grantor	Jurisdiction	Registration No.	Registration Date	Work of Authorship

Pending Copyright Applications

Name of Grantor	Jurisdiction	Application No.	Application Date	Work of Authorship

Agreements

Name of Grantor	Agreement	Parties	License Exclusive/Nonexclusive

EXHIBIT B

To

Security Agreement

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”) is made this [__], 202[], by and among [●], a [____] (the “Grantor”) and DBFIP ANI LLC, a Delaware limited liability company (“Fortress”) as administrative agent, collateral agent and trustee for itself and the other Secured Parties under the DIP Credit Agreement and the Credit Documents (Fortress, in such capacities, together with its successors and assigns in such capacities, the “Collateral Agent”) and such Secured Parties (the “ Secured Parties”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Security Agreement.

RECITALS

WHEREAS, AIRSPAN NETWORKS INC., a Delaware corporation, as borrower (the “Borrower”), AIRSPAN NETWORKS HOLDINGS INC., a Delaware corporation, as a guarantor (“Holdings”) and certain Subsidiaries of the Borrower party thereto, as guarantors (the “Guarantors” and together with the Borrower, Holdings, the other Subsidiaries thereafter designated as Guarantors pursuant to Section 6.12 of the DIP Credit Agreement, each a “Loan Party” and, collectively the “Loan Parties”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) and Collateral Agent, are parties to an Senior Secured Superpriority Debtor-in-Possession Term Loan Credit Agreement, dated as of April 8, 2024 (as amended, amended and restated, restated, supplemented or otherwise modified, extended, replaced, or refinanced from time to time, the “DIP Credit Agreement”);

WHEREAS, in connection with the DIP Credit Agreement, Holdings, the Borrower and the other Loan Parties are parties to that certain Security Agreement, dated as of April 8, 2024 (as amended, amended and restated, restated, supplemented or otherwise modified, extended, replaced or refinanced from time to time, the “Security Agreement”) in favor of the Collateral Agent, for the benefit of the Secured Parties; and

WHEREAS, pursuant to the Security Agreement, the Grantor is required to execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, this Agreement.

NOW, THEREFORE, IT IS AGREED:

1. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. The Grantors hereby pledge, collaterally assign and transfer to the Collateral Agent, and hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the following, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, wherever located (collectively, the “Patent Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all rights, priorities and privileges relating to Patents and Patent Licenses, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Patents and the Patent Licenses referred to on Schedule I, and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom;

(b) all books, records, and information pertaining to the Patent Collateral, and all rights of access to such books, records, and information; and

(c) to the extent not otherwise included, all proceeds and products of, and all past, present and future income, royalties and any other payments associated with the foregoing, now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing and all collateral security, liens, guarantees, rights, remedies and privileges given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, the Patent Collateral shall not include any Excluded Assets.

2. SECURITY FOR OBLIGATIONS. This Agreement and the security interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantors to the Collateral Agent or any Secured Party, whether or not they are unenforceable or not allowable due to the existence of an insolvency proceeding under the Bankruptcy Code involving the Grantor.

3. SECURITY AGREEMENT. The security interest granted pursuant to this Agreement is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. The Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Agreement and the Security Agreement, the Security Agreement shall control.

4. AUTHORIZATION TO SUPPLEMENT. If the Grantors shall obtain rights to any new patentable inventions or become entitled to the benefit of any Patent application or Patent including any reissue, division, or continuation or any Patent License, the provisions of this Agreement shall automatically apply thereto. Without limiting the Grantors’ obligations under this Section 4, the Grantors hereby authorize the Collateral Agent unilaterally to modify this Agreement by amending Schedule I to include any such Patent rights or Patent Licenses of the Grantors. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

5. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy, facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The effectiveness of this Agreement, the counterparts hereof and the signatures hereto shall have the same force and effect as manually signed originals and shall be binding on all parties hereto.

6. CONSTRUCTION. The rules of construction specified in Section 1.02 of the DIP Credit Agreement also apply to this Agreement.

7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE, WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR:	[___________]

By:
Name:
Title:

COLLATERAL AGENT:	DBFIP ANI LLC, as Collateral Agent

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

SCHEDULE I

to

PATENT SECURITY AGREEMENT

Patent Registrations and Applications:

[●]

EXHIBIT C

To

Security Agreement

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”) is made this [__], 202[], by and among [●], a [____] (the “Grantor”) and DBFIP ANI LLC, a Delaware limited liability company (“Fortress”) as administrative agent, collateral agent and trustee for itself and the other Secured Parties under the DIP Credit Agreement and the Credit Documents (Fortress, in such capacities, together with its successors and assigns in such capacities, the “Collateral Agent”) and such Secured Parties (the “Secured Parties”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Security Agreement.

RECITALS

WHEREAS, AIRSPAN NETWORKS INC., a Delaware corporation, as borrower (the “Borrower”), AIRSPAN NETWORKS HOLDINGS INC., a Delaware corporation, as a guarantor (“Holdings”) and certain Subsidiaries of the Borrower party thereto, as guarantors (the “Guarantors” and together with the Borrower, Holdings, the other Subsidiaries thereafter designated as Guarantors pursuant to Section 6.12 of the DIP Credit Agreement, each a “Loan Party” and, collectively the “Loan Parties”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) and Collateral Agent, are parties to an Senior Secured Superpriority Debtor-in-Possession Term Loan Credit Agreement, dated as of April 8, 2024 (as amended, amended and restated, restated, supplemented or otherwise modified, extended, replaced, or refinanced from time to time, the “DIP Credit Agreement”);

WHEREAS, in connection with the DIP Credit Agreement, Holdings, the Borrower and the other Loan Parties are parties to that certain Security Agreement, dated as of April 8, 2024 (as amended, amended and restated, restated, supplemented or otherwise modified, extended, replaced or refinanced from time to time, the “Security Agreement”) in favor of the Collateral Agent, for the benefit of the Secured Parties; and

WHEREAS, pursuant to the Security Agreement, the Grantor is required to execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, this Agreement.

NOW, THEREFORE, IT IS AGREED:

1. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. The Grantors hereby pledge, collaterally assign and transfer to the Collateral Agent, and hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the following, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, wherever located (collectively, the “Trademark Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all rights, priorities and privileges relating to Trademarks and Trademark Licenses, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Trademarks and the Trademark Licenses referred to on Schedule I, all goodwill associated therewith, and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom;

(b) all books, records, and information pertaining to the Trademark Collateral, and all rights of access to such books, records, and information; and

(c) to the extent not otherwise included all proceeds and products of, and all past, present and future income, royalties and any other payments associated with the foregoing, now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing and all collateral security, liens, guarantees, rights, remedies and privileges given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, “Trademark Collateral” shall not include any Excluded Assets.

2. SECURITY FOR OBLIGATIONS. This Agreement and the security interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantors to the Collateral Agent or any Secured Party, whether or not they are unenforceable or not allowable due to the existence of an insolvency proceeding under the Bankruptcy Code involving the Grantor.

3. SECURITY AGREEMENT. The security interest granted pursuant to this Agreement is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. The Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Agreement and the Security Agreement, the Security Agreement shall control.

4. AUTHORIZATION TO SUPPLEMENT. If the Grantors shall obtain rights to any new Trademarks or Trademark Licenses, the provisions of this Agreement shall automatically apply thereto. Without limiting the Grantors’ obligations under this Section 4, the Grantors hereby authorize the Collateral Agent unilaterally to modify this Agreement by amending Schedule I to include any such new Trademark rights or Trademark Licenses of the Grantors. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

5. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy, facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The effectiveness of this Agreement, the counterparts hereof and the signatures hereto shall have the same force and effect as manually signed originals and shall be binding on all parties hereto.

6. CONSTRUCTION. The rules of construction specified in Section 1.02 of the DIP Credit Agreement also apply to this Agreement.

7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE, WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR:	[___________]

By:
Name:
Title:

COLLATERAL AGENT:	DBFIP ANI LLC, as Collateral Agent

By:
Name:
Title:

[Signature Page to Trademark Security Agreement]

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

Registered Trademarks

Pending Trademark Applications

[●]

Annex I

to

Security Agreement

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

DBFIP ANI LLC,

as the Collateral Agent for
the Secured Parties referred to in the
Credit Documents referred to below

Airspan Networks Inc.

Ladies and Gentlemen:

Reference is made to (i) that certain Senior Secured Superpriority Debtor-in-Possession Term Loan Credit Agreement dated as of April 8, 2024 (as the same may hereafter be amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”) entered into by, and among others, AIRSPAN NETWORKS INC., a Delaware corporation, as Borrower (“Airspan”), AIRSPAN NETWORKS HOLDINGS INC., a Delaware corporation, as a Guarantor (“Holdings”), certain subsidiaries of Borrower, as Guarantors (the “Guarantors”), lenders from time to time party thereto and DBFIP ANI LLC, a Delaware limited liability company (“Fortress”), as the administrative agent, the collateral agent and trustee for itself and the other Secured Parties as defined in the DIP Credit Agreement and in the other Credit Documents (the “Collateral Agent” and such Secured Parties the “Secured Parties”), and (ii) the Security Agreement dated as of April 8, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified, extended, replaced or refinanced from time to time, the “Security Agreement”) made by the Grantors (as defined therein) from time to time party thereto in favor of the Collateral Agent. Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in and to the Collateral, in each case whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising. Notwithstanding any of the foregoing, no Lien or security interest is hereby granted on any Excluded Assets; provided, further, that if and when any property shall cease to be Excluded Assets, a Lien on and security interest in such property shall be deemed granted therein.

SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Credit Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secure the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Credit Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

SECTION 3. Representations and Warranties.

(a) All of the Commercial Tort Claims of the undersigned with an individual value of at least $250,000 are set forth on Schedule I hereto;

(b) The undersigned’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule II hereto. The undersigned has no trade names other than as listed on Schedule II hereto. Within the five (5) years preceding the date hereof, the undersigned has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule II hereto except as set forth in Schedule III hereto. The security interests granted hereunder in connection with the Credit Documents upon completion of the filings specified on Schedule II, as further updated when required by Section 6.24 of the DIP Credit Agreement (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form), will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, to the extent required under the Security Agreement, enforceable in accordance with the terms hereof against all creditors of each Grantor and any Persons purporting to purchase any Collateral from any Grantor and are prior to all other Liens on the Collateral except for Permitted Liens and Liens granted by the Orders.

(c) All of the Equipment and Inventory of the undersigned are located at the places specified therefor in Schedule IV hereto;

(d) The undersigned is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule V hereto;

(e) All of the Investment Property of the undersigned is set forth on Schedule VI hereto, and the Pledged Stock is indicated thereon;

(f) All of the Intellectual Property and Licenses of the undersigned is set forth on Schedule VII hereto;

(g) All of the Securities, Commodity and Deposit Accounts of the undersigned are set forth on Schedule VIII hereto;

(h) All of the Government Contracts of the undersigned in excess of $250,000 in the aggregate in any year are set forth on Schedule IX hereto; and

(i) The undersigned hereby makes each other representation and warranty set forth in Article III of the Security Agreement with respect to itself and the Collateral granted by it.

SECTION 4. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned, that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be, and that each reference in the Security Agreement to a Schedule shall also mean and be a reference to the schedules attached hereto.

SECTION 5. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE, WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

Address for Notices:

SCHEDULE I

Commercial Tort Claims

SCHEDULE II

Legal Name/Location/Jurisdiction/Organizational ID Number

Legal Name	Location	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational Identification Number

UCC Filings

[List each office where a financing statement is to be filed]

Grantor	Jurisdictions

Patent, Trademark and Copyright Filings

SCHEDULE III

Changed Name, Location; Type of Organization; Jurisdiction

Legal Name	Location	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational Identification Number

SCHEDULE IV

Locations of Equipment and Inventory

Grantor	Address	County	State	Record Owner

Schedule 3

SCHEDULE V

Letter of Credit

SCHEDULE VI

Investment Property

Pledged Stock

Grantor	Issuer	Type of Equity Interests	Percent Pledged

Pledged Notes

Other Pledged Debt

SCHEDULE VII

INTELLECTUAL PROPERTY

Issued Patents

Name of Grantor	Jurisdiction	Patent No.	Issue Date	Title

Pending Patent Applications

Owner	Description	Jurisdiction	Registration or Application Number	Registration or Application Date

Registered Trademarks

Name of Grantor	Jurisdiction	Registration No.	Registration Date	Filing Date	Registered Owner	Mark

Pending Trademark Applications

Owner	Description	Jurisdiction	Registration or Application Number	Registration or Application Date

Domain Names

[●]

Software

[●]

SCHEDULE VIII

Securities, Deposit, Commodity Accounts

Securities Accounts:

Commodity Accounts:

Deposit Accounts:

Grantor	Bank	Bank Address	Account #

SCHEDULE IX

Government Contracts